Exhibit 1.1

[                    ] Shares

NORDIC AMERICAN OFFSHORE LTD.

COMMON SHARES, $0.01 PAR VALUE PER SHARE

UNDERWRITING AGREEMENT

[                    ], 2014

June [    ], 2014

Morgan Stanley & Co. LLC

Credit Suisse Securities (USA) LLC

J.P. Morgan Securities LLC

DNB Markets, Inc.

As Representatives of the

several Underwriters named in

Schedule I hereto (the “Representatives”)

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Credit Suisse Securities (USA) LLC

11 Madison Avenue

New York, New York 10010

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

DNB Markets, Inc.

200 Park Avenue, 31st Floor

New York, New York 10166

Ladies and Gentlemen:

Nordic American Offshore Ltd., a corporation organized and existing under the laws of the Republic of the Marshall Islands (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) [            ] common shares, par value $0.01 per share (the “Firm Shares”). The Company also proposes to issue and sell to the several Underwriters, solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares, not more than an additional [            ] common shares, par value $0.01 per share (the “Additional Shares”), if and to the extent that you, as Representatives of the several Underwriters, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such common shares granted to the Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The common shares, par value $0.01 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Shares”.

1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a) The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement relating to the Shares on Form F-1 (No. 333-194612) (the “Initial Registration Statement”); and such Initial Registration Statement, and any post-effective amendment thereto, each in the form previously delivered to you, have been declared effective by the Commission. Other than a draft registration statement confidentially submitted on February 3, 2014, prior to the filing of the Initial Registration Statement, and a registration statement, if any, increasing the size of the offering of the Shares (a “Rule 462(b) Registration Statement”) filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), which will become effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission. The various parts of the Initial Registration Statement and the 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act and deemed by virtue of Rule 430A, 430B or 430C under the Securities Act to be part of the Initial Registration Statement at the time it became effective under the Securities Act with respect to the Underwriters, each as amended at the time such part of the Initial Registration Statement or Rule 462(b) Registration Statement, if any, became or hereafter becomes effective under the Securities Act with respect to the Underwriters, are hereafter collectively referred to as the “Registration Statement.” No stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission. The Company has paid the filing fees payable to the Commission relating to the Shares.

The final prospectus, in the form first filed with the Commission pursuant to Rule 424(b) under the Securities Act, is hereafter referred to as the “Prospectus”. Any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) under the Securities Act is hereafter referred to as a “Preliminary Prospectus”. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act; any “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) relating to the Shares is hereafter referred to as an “Issuer Free Writing Prospectus”; and the Preliminary Prospectus, as supplemented by the pricing information and the Issuer Free Writing Prospectuses, if any, listed in Schedule II hereto, taken together, are hereafter referred to collectively as the “Time of Sale Prospectus”.

The Company is not an “ineligible issuer” (as defined in Rule 405 under the Securities Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Securities Act with respect to the offering of the Shares contemplated hereby.

All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, any Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus, or any amendments or supplements to any of the foregoing, shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System as superseded by a subsequent filing, if applicable.

(b) The Registration Statement complies and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will comply in all material respects with the applicable provisions of the Securities Act and the rules and regulations of the Commission thereunder, and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment thereof or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any information contained in or omitted from the Registration Statement or the Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein. The parties hereto agree that such information provided by or on behalf of any Underwriter through the Representatives consists solely of the material referred to in Section 14 hereof.

(c) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the applicable provisions of the Securities Act and the rules and regulations thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any information contained in or omitted from any Preliminary Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein. The parties hereto agree that such information provided by or on behalf of any Underwriter through the Representatives consists solely of the material referred to in Section 14 hereof.

(d) For purposes of this Agreement, the “Applicable Time” is [            ] [a.m.][p.m.] (New York City time) on the date of this Agreement. The Time of Sale Prospectus, as of the Applicable Time, did not, and as of the Closing Date and the Option Closing Date, if any (each as hereinafter defined), will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each Issuer Free Writing Prospectus complies in all material respects with the applicable provisions of the Securities Act and the rules and regulations thereunder, and does not include information that conflicts with the information contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus; each Issuer Free Writing Prospectus not listed in Schedule II hereto, as supplemented by and taken together with the Time of Sale Prospectus, as of the Applicable Time, did not,

and as of the Closing Date and the Option Closing Date, if any, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and each broadly available road show prepared or consented to by the Company, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The broadly available road shows prepared or consented to by the Company are set forth on Schedule II hereto. No representation and warranty is made in this Section 1(d) with respect to any information contained in or omitted from the Time of Sale Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein. The parties hereto agree that such information provided by or on behalf of any Underwriter through the Representatives consists solely of the material referred to in Section 14 hereof.

(e) Deloitte AS, who have certified the financial statements of the Company included in the Registration Statement, the Time of Sale Prospectus or the Prospectus are an independent registered public accounting firm as required by the Securities Act and the rules and regulations thereunder.

(f) Subsequent to the respective dates as of which information is given in the Registration Statement and the Time of Sale Prospectus, except as disclosed in the Time of Sale Prospectus, the Company has not declared, paid or made any dividends or other distributions of any kind on or in respect of its share capital and there has been no material adverse change or any development involving a prospective material adverse change, whether or not arising from transactions in the ordinary course of business, in or affecting (i) the business, condition (financial or otherwise), results of operations, stockholders’ equity, properties or prospects of the Company and its subsidiaries, taken as a whole; (ii) the long-term debt or share capital of the Company or any of its subsidiaries; or (iii) the offering and sale of the Shares or consummation of any of the other transactions contemplated by this Agreement, the Registration Statement, the Time of Sale Prospectus or the Prospectus. Since the date of the latest balance sheet included in the Registration Statement and the Time of Sale Prospectus, neither the Company nor any of its subsidiaries has incurred or undertaken any liabilities or obligations, whether direct or indirect, liquidated or contingent, matured or unmatured, or entered into any transactions, including any acquisition or disposition of any business or asset, which are material to the Company and its subsidiaries, taken as a whole, except for liabilities, obligations and transactions which are disclosed in the Registration Statement and the Time of Sale Prospectus.

(g) The authorized, issued and outstanding share capital of the Company is as set forth in the Time of Sale Prospectus in the column headed “Actual” under the caption “Capitalization”, and, after giving effect to the amount borrowed under the revolving credit facility of the Company as of [May 2], 2014, will be as set forth in the column headed “As Adjusted”, and, after giving effect to the offer and sale of the Firm Shares and the other transactions contemplated by this Agreement, the Registration Statement and the Time of Sale Prospectus, except for the sale of the Additional Shares, will be as set forth in the column headed “As Further Adjusted”. All of the issued and outstanding shares in the capital of the Company are fully paid and non-assessable and have been duly and validly authorized and issued, in compliance with all applicable state, federal and foreign securities laws and not in violation of or subject to any preemptive or similar right that does or will entitle any person, upon the issuance or sale of any security, to acquire from the Company or any of its subsidiaries (i) any Common Shares or other security of the Company or any security convertible into, or exercisable or exchangeable for, Common Shares or any other such security of the Company or (ii) any common shares or other security of any subsidiary or any security convertible into, or exercisable or exchangeable for, common shares or any other such security of any subsidiary (together, any “Relevant Security”), except for such rights as may have been fully satisfied or waived prior to the effectiveness of the Registration Statement. All of the issued and outstanding shares in the capital of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, charges, mortgages, pledges, security interests, claims, equities, trusts or other encumbrances, preferential arrangements, defects or restrictions of any kind whatsoever (collectively, “Liens”).

(h) The Shares to be delivered on the Closing Date and the Option Closing Date, if any, have been duly and validly authorized and, when delivered in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable, will have been issued in compliance with all applicable state, federal and foreign securities laws and will not have been issued in violation of or subject to any preemptive or similar right that does or will entitle any person to acquire any Relevant Security from the Company or any of its subsidiaries upon issuance or sale of Shares in the offering. The Common Shares and the Shares conform in all material respects to the descriptions thereof contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus. Except as disclosed in the Time of Sale Prospectus, neither the Company nor any of its subsidiaries have outstanding warrants, options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, or any contracts or commitments to issue or sell, any Relevant Security.

(i) Each of the Company and its subsidiaries has been duly organized and validly exists as a corporation or limited company in good standing under the laws of the jurisdiction of its organization. Each of the Company and its subsidiaries has all requisite power and authority to carry on its business as it is currently being conducted and as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, and to own, lease and operate its properties. Each of the Company and its subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which (individually or in the aggregate) would not have a material adverse effect on (i) the business, condition (financial or otherwise), results of operations, stockholders’ equity, properties or prospects of the Company and its subsidiaries, taken as a whole; (ii) the long-term debt or share capital of the Company or any of its subsidiaries; or (iii) the offering and sale of the Shares or consummation of any of the other transactions contemplated by this Agreement, the Registration Statement or the Time of Sale Prospectus (any such effect being a “Material Adverse Effect”).

(j) Each of the Company and its subsidiaries has all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses, filings and permits of, with and from all judicial, regulatory and other legal or governmental agencies and bodies and all third parties, foreign and domestic (collectively, the “Consents”), except where the failure to obtain such Consents would not have a Material Adverse Effect, to own, lease and operate its properties and conduct its business as it is now being conducted and as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, and each such Consent is valid and in full force and effect, and neither the Company nor any of its subsidiaries have received notice of any investigation or proceedings which results in or, if decided adversely to the Company or any of its subsidiaries, could reasonably be expected to result in, a Material Adverse Effect. Each of the Company and its subsidiaries is in compliance with all applicable laws, rules, regulations, ordinances, directives, judgments, decrees and orders, foreign and domestic, except where failure to be in compliance would not have a Material Adverse Effect. No Consent contains a restriction that would result in a Material Adverse Effect and that is not adequately disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(k) The Company has full right, power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement, the Registration Statement, the Time of Sale Prospectus and the Prospectus. This Agreement and the transactions contemplated by this Agreement, the Registration Statement, the Time of Sale Prospectus and the Prospectus have been duly and validly authorized by the Company. This Agreement has been duly and validly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(l) The execution, delivery, and performance of this Agreement and consummation of the transactions contemplated by this Agreement, the Registration Statement, the Time of Sale Prospectus and the Prospectus, including the issue and sale of the Shares, do not and will not (i) conflict with, require consent under or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any Lien upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement, instrument, franchise, license or permit to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective properties, operations or assets may be bound, (ii) violate or conflict with any provision of the articles of incorporation, memorandum of association, bylaws or other organizational documents of the Company or any of its subsidiaries or (iii) violate or conflict with any law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, domestic or foreign, except (in the case of clause (i) above) as would not have a Material Adverse Effect.

(m) No Consent of, with or from any judicial, regulatory or other legal or governmental agency or body or any third party, foreign or domestic, with jurisdiction over the Company, is required for the execution, delivery and performance of this Agreement or consummation of the transactions contemplated by this Agreement, the Registration Statement, the Time of Sale Prospectus and the Prospectus, including the issuance, sale and delivery of the Shares, except (x) the registration under the Securities Act of the Shares and (y) such Consents as may be required (i) under state securities or blue sky laws or (ii) under the by-laws and rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase and distribution of the Shares by the Underwriters, each of which has been obtained and is in full force and effect.

(n) Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there is no judicial, regulatory, arbitral or other legal or governmental proceeding or other litigation or arbitration, domestic or foreign, pending to which the Company or any of its subsidiaries is a party or of which any property, operations or assets of the Company or any of its subsidiaries is the subject which, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would have a Material Adverse Effect; to the Company’s knowledge, no such proceeding, litigation or arbitration is threatened or contemplated; and the defense of all such proceedings, litigation and arbitration against or involving the Company or any of its subsidiaries would not have a Material Adverse Effect.

(o) The financial statements, including the notes thereto, included in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly the financial position as of the dates indicated and the cash flows and results of operations for the periods specified of the Company; except as otherwise stated in the Registration Statement, the Time of Sale Prospectus and the Prospectus, said financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved. No other financial statements or supporting schedules are required to be included in the Registration Statement, the Time of Sale Prospectus or the Prospectus by the Securities Act or the rules and regulations thereunder. The other financial and statistical information included in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly the information included therein and have been prepared on a basis consistent with that of the financial statements that are included in the Registration Statement, the Time of Sale Prospectus and the Prospectus and the books and records of the respective entities presented therein.

(p) There are no pro forma or as adjusted financial statements which are required to be included in the Registration Statement, the Time of Sale Prospectus or the Prospectus in accordance with Regulation S-X which have not been included as so required.

(q) The statistical, industry-related and market-related data included in the Registration Statement, the Time of Sale Prospectus and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

(r) The Company maintains a system of internal accounting and other controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(s) Neither the Company nor any of its affiliates (within the meaning of Rule 144 under the Securities Act) has taken, directly or indirectly, any action which constitutes or is designed to cause or result in, or which would reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Shares. For the avoidance of doubt, the foregoing sentence shall not include any activities of the Underwriters, as to which the Company makes no representation.

(t) Neither the Company nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities which could be “integrated” (within the meaning of the Securities Act and the rules and regulations thereunder) with the offer and sale of the Shares pursuant to the Registration Statement. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, neither Company nor any of its affiliates has sold or issued any Relevant Security during the six-month period preceding the date of the Prospectus, including but not limited to any sales pursuant to Rule 144A or Regulation D or S under the Securities Act, other than Common Shares issued pursuant to employee benefit plans, qualified stock option plans or the employee compensation plans or pursuant to outstanding options, rights or warrants as described in the Prospectus.

(u) Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, no holder of any Relevant Security has any rights to require registration of any Relevant Security as part or on account of, or otherwise in connection with, the offer and sale of the Shares contemplated hereby, and any such rights so disclosed have either been fully satisfied or waived prior to the effectiveness of the Registration Statement, and any such waivers remain in full force and effect.

(v) The statements set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the caption “Description of Capital Stock”, insofar as it purports to constitute a summary of the terms of the Common Shares, and under the captions “Taxation” and “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects.

(w) The Company is not and, at all times up to and including consummation of the transactions contemplated by this Agreement, the Registration Statement, the Time of Sale Prospectus and the Prospectus, and after giving effect to application of the net proceeds of the Offering, will not be required to register as an “investment company” under the Investment Company Act of 1940, as amended, and is not and will not be an entity “controlled” by an “investment company” within the meaning of such act.

(x) There are no contracts or other documents (including, without limitation, any voting agreement), which are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or the rules and regulations thereunder and which have not been so described or filed. No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, stockholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Securities Act or the rules and regulations thereunder to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus which is not so described and described as required.

(y) Except as disclosed in the Time of Sale Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated by this Agreement, the Registration Statement and the Prospectus or, to the Company’s knowledge, any arrangements, agreements, understandings, payments or issuance with respect to the Company or any of its officers, directors, shareholders, partners, employees, subsidiaries or affiliates that may affect the Underwriters’ compensation as determined by FINRA.

(z) Each of the Company and its subsidiaries owns or leases all such properties as are necessary to the conduct of its business as presently operated as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus. The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of any and all Liens except for maritime liens and other liens incurred in the ordinary course of the Company’s shipping business or otherwise as are described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or such as would not (individually or in the aggregate) have a Material Adverse Effect, and any real property and buildings held under lease or sublease by the Company and any of its subsidiaries are held by it under valid, subsisting and enforceable leases except where failure to do so would not have a Material Adverse Effect. Neither the Company nor any of its subsidiaries have received any notice of any claim adverse to its ownership of any real or personal property or of any claim against the continued possession of any real property, whether owned or held under lease or sublease by the Company or any of its subsidiaries that would individually or in the aggregate have a Material Adverse Effect.

(aa) The Company and its subsidiaries maintain insurance (which term shall include membership in P&I clubs) in such amounts and covering such risks as the Company reasonably considers adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in the shipping industry, all of which insurance is in full force and effect, except where the failure to maintain such insurance would not be expected to have a Material Adverse Effect. There are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause under circumstances that would result in a Material Adverse Effect.

(bb) Each of the Company and its subsidiaries has accurately prepared and timely filed all federal, state, foreign and other tax returns that are required to be filed by it and has paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes and all taxes which the Company or any of its subsidiaries is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return), unless such failure would not, individually or in the aggregate, have a Material Adverse Effect. No deficiency assessment with respect to a proposed adjustment of the Company’s or any of its subsidiaries’ federal, state, local or foreign taxes is pending or, to the Company’s knowledge, threatened. The accruals and reserves on the books and records of the Company and its subsidiaries in respect of tax liabilities for any taxable period not finally determined are adequate to meet any assessments and related liabilities for any such period and neither the Company nor any of its subsidiaries have incurred any liability for taxes other than in the ordinary course of its business. To the Company’s knowledge, there is no tax lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of the Company or any of its subsidiaries.

(cc) No labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is imminent and the Company is not aware of any existing or imminent labor disturbances by the employees of any of its or any of its subsidiaries’ principal suppliers, manufacturers’, customers or contractors, which, in either case, could reasonably be expected to have a Material Adverse Effect.

(dd) Except as disclosed in the Company’s Time of Sale Prospectus (i) the Company and its subsidiaries, and to the extent the Company and/or its subsidiaries could have liability under ERISA (as defined below) and/or the Code (as defined below) with respect to a Plan (as defined below) arising from or in connection with its Controlled Group Members (as defined below), each entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or is part of a group that includes the Company and that is treated as a single employer under Section

414 of the Internal Revenue Code of 1986, as amended (the “Code”) (each such entity, to such extent, a “Controlled Group Members”), as applicable, has, within the five-year period prior to the date on which this representation is made or deemed made, operated and maintained each “employee benefit plan” (within the meaning of Section 3(3) of ERISA) subject to ERISA or any plan subject to Section 4975 of the Code which was sponsored or contributed to by the Company or any of its subsidiaries or, to the extent applicable, any Controlled Group Member or with respect to which the Company or any of its subsidiaries, or, to the extent applicable, any Controlled Group Member has or had any liability or obligation in respect thereof (each, a “Plan”), in compliance in all material respects with each such Plan’s terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) no “reportable event” (within the meaning of Section 4043(c) of ERISA) for which the notice requirements of Section 4043 of ERISA were not waived has occurred or is reasonably expected to occur with respect to any Plan; and (iv) neither the Company nor any of the Controlled Group Members has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA).

(ee) There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission or other release of any kind of toxic or other wastes or other hazardous substances, including petroleum, by, due to, or caused by the Company or any of its subsidiaries (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company is or may be liable) upon any other property now or previously owned or leased by the Company or any of its subsidiaries, or upon any other property or location, which would be a violation of or give rise to any liability under any applicable law, rule, regulation, order, judgment, decree or permit relating to pollution or protection of human health and the environment (“Environmental Law”) which would, individually or in the aggregate, have a Material Adverse Effect. There has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property, or any other location, of any toxic or other wastes or other hazardous substances, including petroleum, with respect to which the Company has knowledge which would, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its subsidiaries have agreed to assume, undertake or provide indemnification for any liability of any other person under any Environmental Law, including any obligation for cleanup or remedial action by operation of law, other than as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus. There is no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial action, claim or notice of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries.

(ff) Neither the Company nor any of its subsidiaries or affiliates, nor any director or officer, nor, to the Company’s knowledge, any employee, agent, or representative of the Company or of any of its subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(gg) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements under applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency to which the Company and its subsidiaries are subject (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(hh) (a) Neither the Company nor any of its subsidiaries, nor any director or officer thereof, nor, to the Company’s knowledge, any employee, agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(i) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor

(ii) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan and Syria).

(b) The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(i) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(ii) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(c) Except as detailed in Schedule III, for the past five years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(ii) Neither the Company nor any of its subsidiaries is (i) in violation of its articles of incorporation, memorandum of association, bylaws or other organizational documents, (ii) in default under, and no event has occurred which, with notice or lapse of time or both, would constitute a default under or result in the creation or imposition of any Lien upon any of its property or assets pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) in violation in any respect of any law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, foreign or domestic, except (in the case clauses (ii) and (iii) above) violations or defaults that would not (individually or in the aggregate) have a Material Adverse Effect and except (in the case of clause (ii) alone) for any Lien disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(jj) The Company has complied with the requirements of Rule 433 under the Securities Act with respect to each Issuer Free Writing Prospectus including, without limitation, all prospectus delivery, filing, record retention and legending requirements applicable to any such Issuer Free Writing Prospectus. The Company has not (i) distributed any offering material in connection with the offering and sale of the Shares other than the Time of Sale Prospectus, the Prospectus and any Issuer Free Writing Prospectus set forth on Schedule II hereto or (ii) filed, referred to, approved, used or authorized the use of any free writing prospectus with respect to the offering or the Shares, except for any Issuer Free Writing Prospectus set forth in Schedule II hereto and any electronic road show previously approved by the Representatives.

(kk) The Company and its directors or officers, in their capacities as such, are in compliance in all material respects with the provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) that are applicable to them and effective and is actively taking steps to ensure that it will be in compliance in all material respects with other applicable provisions of the Sarbanes-Oxley Act upon the effectiveness of such provisions.

(ll) The Company maintains “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)); the Company’s “disclosure controls and procedures” are designed to ensure that material information relating to the Company is made known to the Company’s Chief Executive Officer and Chief Financial Officer by others within the Company; and such “disclosure controls and procedures” are effective. The Company maintains a system of “internal control over financial reporting” (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s Chief Executive Officer and Chief Financial Officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company’s “internal control over financial reporting” is effective and the Company is not aware of any material weaknesses in its “internal control over financial reporting.” Since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there has been no change in the Company’s “internal control over financial reporting” that has materially affected, or is reasonably likely to materially affect, the Company’s “internal control over financial reporting.”

(mm) No stamp duty, stock exchange tax, value-added tax, withholding or any other similar duty or tax is payable in the United States, the Republic of the Marshall Islands or any other jurisdiction in which either the Company is organized or engaged in business for tax purposes or, in each case, any political subdivision thereof or any authority having power to tax, in connection with the execution, delivery or performance of this Agreement by the Company or the issuance, sale or delivery of the Shares by the Company to the Underwriters or the initial resales thereof by the Underwriters in the manner contemplated by this Agreement and the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(nn) Under the current laws and regulations of the Republic of the Marshall Islands, all dividends and other distributions declared and payable on the Shares may be paid by the Company to the holder thereof in United States dollars that may be freely transferred out of the Republic of the Marshall Islands and all such payments made to holders thereof who are non-residents of the Republic of the Marshall Islands will not be subject to income, withholding or other taxes under the laws or regulations of the Republic of the Marshall Islands and will otherwise be free of any other tax, duty, withholding or deduction in the Republic of the Marshall Islands and without the necessity of obtaining any governmental authorization in the Republic of the Marshall Islands.

(oo) None of the Company, any of its subsidiaries or their respective properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the United States or the Republic of the Marshall Islands.

(pp) The Company is a “foreign private issuer” as defined by Rule 405 of the Securities Act.

(qq) To ensure the legality, validity, enforceability and admissibility into evidence of each of this Agreement, the Shares and any other document to be furnished hereunder in the Republic of the Marshall Islands, it is not necessary that this Agreement, the Shares or such other document be filed or recorded with any court or other authority in the Republic of the Marshall Islands or any stamp or similar tax be paid in the Republic of the Marshall Islands on or in respect of this Agreement, the Shares or any such other document.

(rr) The Company does not believe that it was a “passive foreign investment company” as defined in Section 1297 of the Code in respect to its taxable year ending December 31, 2013 and the Company does not expect to become a “passive foreign investment company” in respect of the taxable year ending December 31, 2014 or any future taxable year.

(ss) All of the vessels described in the Registration Statement, the Time of Sale Prospectus and the Prospectus as part of the Initial Fleet (as defined in the Registration Statement, the Time of Sale Prospectus and the Prospectus) are owned by the Company; each of the vessels listed on Schedule IV (the “Owned Vessels”) hereto has been duly registered as a vessel under the laws and regulations and flag of the jurisdiction set forth opposite its name on Schedule IV in the sole ownership of the Company; the Company has good title to the applicable Owned Vessel, free and clear of all Liens except for those Liens as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, and such other encumbrances which would not (individually or in the aggregate) have a Material Adverse Effect; and the Company is in good standing with respect to the payment of past and current taxes, fees and other amounts payable under the laws of the jurisdiction where each Owned Vessel is registered as would affect such Owned Vessel’s registry with the ship registry of such jurisdiction except for failures to be in good standing which would not (individually or in the aggregate) have a Material Adverse Effect.

(tt) Each Owned Vessel is operated in compliance with the rules, codes of practice, conventions, protocols, guidelines or similar requirements or restrictions imposed, published or promulgated by any international, national, state or local regulatory agencies or bodies, classification society or insurer applicable to the respective vessel (collectively, “Maritime Guidelines”) and all applicable international, national, state and local conventions, laws, regulations, orders, permits, licenses, certificates, approvals, financial assurances, consents and other authorizations and other requirements (including, without limitation, all Environmental Laws), except where such failure to be in compliance would not, individually or in the aggregate, have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole. The Company is qualified to own or lease, as the case may be, and operate such vessels under all applicable international, national, state and local conventions, laws, regulations, orders, such permits, licenses, certificates, approvals, financial assurances, consents and other authorizations and other requirements (including, without limitation, all Environmental Laws) and Maritime Guidelines, including the laws, regulations and orders of each such vessel’s flag state, except where such failure to be so qualified would not (individually or in the aggregate) have a Material Adverse Effect.

(uu) Each Owned Vessel is classed by any of Lloyd’s Register of Shipping, American Bureau of Shipping, Det Norske Veritas or a classification society which is a full member of the International Association of Classification Societies and each Owned Vessel is in class with valid class and trading certificates, without any overdue recommendations.

(vv) From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(ww) The Company (i) has not engaged in any Testing-the-Waters Communication with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone to engage in Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

(xx) As of the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers, none of (A) the Time of Sale Prospectus, (B) any free writing prospectus, when considered together with the Time of Sale Prospectus, and (C) any individual Written Testing-the-Waters Communication, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any information contained in or omitted from the Registration Statement or the Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein. The parties hereto agree that such information provided by or on behalf of any Underwriter through the Representatives consists solely of the material referred to in Section 14 hereof.

Any certificate signed by or on behalf of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedule I hereto opposite its name at $[            ] a share (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to [            ] Additional Shares at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

3. Terms of Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public initially at $[            ] a share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $[            ] a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $[            ] a share, to any Underwriter or to certain other dealers.

4. Payment and Delivery. Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on [                    ], 2014, or at such other time on the same or such other date, not later than [                    ], 2014, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than [            ], 2014, as shall be designated in writing by you.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

5. Conditions to the Underwriters’ Obligations. The obligations of the Company to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date and each Option Closing Date are subject to the condition that the Registration Statement shall have become effective not later than [            ][a.m.][p.m.] (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date or the Option Closing Date, as the case may be:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b) The Underwriters shall have received on the Closing Date and each Option Closing Date a certificate, dated the Closing Date or the Option Closing Date, as the case may be, and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) above and to the effect that (i) no stop order suspending the effectiveness of the Registration Statement is in effect as of the Closing Date or the

Option Closing Date, as the case may be, and no proceedings for such purpose are pending before or, to such executive officer’s knowledge, threatened by the Commission, (ii) the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date or the Option Closing Date, as the case may be, and (iii) the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date or the Option Closing Date, as the case may be.

The officer signing and delivering such certificate may rely upon his or her knowledge as to proceedings threatened.

(c) The Underwriters shall have received on the Closing Date and each Option Closing Date a certificate, dated the Closing Date or the Option Closing Date, as the case may be, and signed by the Chief Financial Officer of the Company, to the effect that (i) the Chief Financial Officer is familiar with the accounting records and internal accounting practices, policies, procedures and controls of the Company and has had responsibility for accounting matters with respect to the Company, (ii) there are no pro forma or as adjusted financial statements that are required to be included in the Registration Statement, the Time of Sale Prospectus or the Prospectus pursuant to the rules and regulations under the Securities Act that have not been included therein as required, (iii) subsequent to the respective dates as of which information is given in the Time of Sale Prospectus (exclusive of any amendment or supplement thereto) there has not been any material adverse change or any development involving a prospective material adverse change, whether or not arising from transactions in the ordinary course of business, in or affecting (x) the business, condition (financial or otherwise), results of operations, stockholders’ equity, properties or prospects of the Company or any of its subsidiaries, taken as a whole; (y) the long-term debt or share capital of the Company or any of its subsidiaries; or (z) the offering and sale of the Shares or consummation of any of the other transactions contemplated by this Agreement, the Registration Statement, the Time of Sale Prospectus and the Prospectus, and (iv) certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus is accurate.

(d) The Underwriters shall have received on the Closing Date and each Option Closing Date (A) an opinion and negative assurance letter of Seward & Kissel LLP, outside counsel for the Company, (B) an opinion of MJM Limited, outside Bermuda counsel for the Company and (C) an opinion of Burness Paull LLP, outside United Kingdom counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, in the form previously agreed upon.

(e) The Underwriters shall have received on the Closing Date and each Option Closing Date an opinion and negative assurance letter of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, dated the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriters.

With respect to Sections 5(d) and 5(e) above, Seward & Kissel LLP and Simpson Thacher & Bartlett LLP may state that their opinions and beliefs are based upon their participation in the preparation of the Registration Statement, the Time of Sale Prospectus and the Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

The opinion and negative assurance letter of Seward & Kissel LLP and the opinions of MJM Limited and Burness Paull LLP described in Section 5(d) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(f) The Underwriters shall have received, on each of the date hereof and the Closing Date and each Option Closing Date, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Deloitte AS, an independent registered public accounting firm with respect to the Company, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date or the Option Closing Date shall use a “cut-off date” not earlier than the date hereof.

(g) The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and the shareholders, officers and directors of the Company listed on Schedule V hereto relating to sales and certain other dispositions of Common Shares or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date and each Option Closing Date.

(h) At the Closing Date, the Shares shall have been approved for listing upon notice of issuance on the New York Stock Exchange.

(i) Prior to the date of this Agreement, FINRA shall have confirmed in writing that it has no objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

6. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) To furnish to you, without charge, six signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. (New York City time) on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

(h) To make generally available to the Company’s security holders and to you as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

(i) The Company will apply the net proceeds from the sale of the Shares as set forth under the caption “Use of Proceeds” in the Time of Sale Prospectus and the Prospectus.

(j) The Company will use its best efforts to list the Shares, subject to notice of issuance, on the New York Stock Exchange.

(k) If the Company elects to rely upon Rule 462(b) under the Securities Act, the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462 by 10:00 p.m. (Eastern time), on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.

(l) The Company will not take, and will cause its affiliates (within the meaning of Rule 144 under the Securities Act) not to take, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Shares. For the avoidance of doubt, the foregoing sentence shall not include any activities of the Underwriters, as to which the Company makes no representation.

(m) The Company will use its best efforts to keep its existing insurance and maintain insurance in such amounts as is adequate for the conduct of its business and the value of its properties and customary for a business in its industry.

(n) The Company will consummate the Exchange Offer (as defined in the Prospectus) on the terms described in the Company’s Registration Statement on Form F-4 (No. 333-194618), provided that the Company will keep the Exchange Offer open for at least 20 business days.

(o) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the

Securities Act and all other fees or expenses incurred by the Company in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, which fees and disbursements of counsel shall not exceed $15,000, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters (provided that such fees and disbursements of counsel to the Underwriters shall not exceed $25,000) incurred in connection with the review and qualification of the offering of the Shares by FINRA, (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Shares and all costs and expenses incident to listing the Shares on the New York Stock Exchange, (vi) the cost of printing certificates, if any, representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to any Testing-the-Waters Communication or investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, provided, however, that 50% of the cost of any aircraft chartered in connection with the road show shall be paid for by the Underwriters (with the Company paying the remaining 50% of the cost), (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution” and the last paragraph of Section 10 entitled “Effectiveness; Defaulting Underwriters,” the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

(p) The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Shares within the meaning of the Securities Act and (b) completion of the Restricted Period (as defined in this Section 6).

(q) If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(r) All payments to be made by the Company to the Underwriters under this Agreement will be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever, unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company will pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

The Company also covenants with each Underwriter that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares.

The restrictions contained in the preceding paragraph shall not apply to (a) the Shares to be sold hereunder or (b) the issuance by the Company of Common Shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing.

If the Representatives, in their sole discretion, agrees to release or waive the restrictions set forth in a lock-up letter described in Section 5(g) hereof for a shareholder, officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two business days before the effective date of the release or waiver.

7. Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

8. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”) as set forth in Schedule II, the Prospectus or any amendment or supplement thereto, or any Written Testing-the-Waters Communication caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein. The parties agree that such information provided by or on behalf of any Underwriter through the Representatives consists solely of the material referred to in Section 14 hereof.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any Issuer Free Writing Prospectus, road show or the Prospectus or any amendment or supplement thereto. The parties agree that such information provided by or on behalf of any Underwriter through the Representatives consists solely of the material referred to in Section 14 hereof.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; or (iv) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

9. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the Applicable Time and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NASDAQ Global Select Market, the Chicago Board of Options Exchange, the Chicago Board of Trade or the Norwegian OTC List, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or other relevant jurisdiction shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State, Norwegian or Marshall Islands authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

10. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

11. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b) The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

12. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13. Applicable Law. This Agreement and any claim, controversy or dispute relating to or arising out of this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

(a) Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“ Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan, or the courts of the State of New York in each case located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth in

Section 16 or to the agent designated by the Company below shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. The Company irrevocably appoints Seward & Kissel LLP, One Battery Park Plaza, New York, New York 10004, Attention: Gary Wolfe, as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any Specified Court.

(b) With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

14. Information Provided by or on behalf of Underwriters. The parties acknowledge and agree that, for purposes of Sections 1(b), 1(c), 1(d) and 8 hereof, such information provided by or on behalf of any Underwriter consists solely of the Underwriters’ names included in the table of Underwriters’ names under the caption “Underwriting” in the Time of Sale Prospectus and the material included in the third paragraph, the seventh paragraph and eleventh paragraph and the first sentence of the fifteenth paragraph under the caption “Underwriting” in the Time of Sale Prospectus.

15. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

16. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; Credit Suisse Securities (USA) LLC, 11 Madison Avenue, New York, New York 10010, Attention: LCD-IBD; J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: 212-622-8358), Attention: Equity Syndicate Desk; and DNB Markets, Inc., 200 Park Avenue, 31st Floor , New York, New York 10166, Attention: Legal Department; and if to the Company shall be delivered, mailed or sent to Nordic American Offshore Ltd., c/o Scandic American Shipping Ltd., Canon’s Court, 22 Victoria Street, Hamilton HM EX, Bermuda, Attention: Herbjørn Hansson, with a copy to Seward & Kissel LLP, One Battery Park Plaza, 19th Floor, New York, New York 10004, Attention: Gary Wolfe.

Very truly yours,

NORDIC AMERICAN OFFSHORE LTD.

By:
Name:
Title:

Accepted as of the date hereof Morgan Stanley & Co. LLC

By:
Name:
Title:

Credit Suisse Securities (USA) LLC

By:
Name:
Title:

J.P. Morgan Securities LLC

By:
Name:
Title:

DNB Markets, Inc.

By:
Name:
Title:

Acting severally on behalf of themselves and

the several Underwriters named in Schedule I hereto.

SCHEDULE I

Underwriter	Number of Firm Shares To Be Purchased
Morgan Stanley & Co. LLC	[	]
Credit Suisse Securities (USA) LLC	[	]
J.P. Morgan Securities LLC	[	]
DNB Markets, Inc.	[	]
Global Hunter Securities, LLC	[	]

Total:	[	]

SCHEDULE I-1

SCHEDULE II

Time of Sale Prospectus

1.	Preliminary Prospectus issued June 2, 2014

2.	Issuer Free Writing Prospectuses: [ ]

3.	Broadly available road show: [ ]

4.	Pricing information conveyed orally by the Underwriters:

•	Firm Shares offered by the Company: [ ]

•	Additional Shares offered by the Company: [ ]

•	Price to Public: $[ ] per share

SCHEDULE II-1

SCHEDULE III

None.

SCHEDULE III-1

SCHEDULE IV

Owned Vessels

Vessel Name	Flag State
Blue Fighter	Norway
Blue Prosper	Norway
Blue Power	United Kingdom
Blue Thunder	Norway
Blue Guardian	Norway
Blue Protector	Norway

SCHEDULE IV-1

SCHEDULE V

Nordic American Tankers Limited

Herbjørn Hansson

Jan Erik Langangen

James Kelly

Turid M. Sørensen

Frithjof Bettum

Tor-Øyvind Bjørkli

Paul J. Hopkins

Marianne Lie

David M. Workman

Linda Jorgensen

SCHEDULE V-1

EXHIBIT A

[FORM OF LOCK-UP LETTER]

[                    ], 2014

Morgan Stanley & Co. LLC

Credit Suisse Securities (USA) LLC

J.P. Morgan Securities LLC

DNB Markets, Inc.

As Representatives of the

several Underwriters named in

Schedule I to the Underwriting Agreement

referred to below

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Credit Suisse Securities (USA) LLC

11 Madison Avenue

New York, New York 10010

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

DNB Markets, Inc.

200 Park Avenue, 31st Floor

New York, New York 10166

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC, Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC and DNB Markets, Inc. (the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Nordic American Offshore Ltd., a corporation organized and existing under the laws of the Republic of the Marshall Islands (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters, including Morgan Stanley (the “Underwriters”), of [            ] common shares, par value $0.01 per share, of the Company (the “Common Shares”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus

EXHIBIT A-1

(the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Shares beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to Common Shares or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Shares or other securities acquired in such open market transactions, (b) transfers of Common Shares or any security convertible into Common Shares as a bona fide gift[, or] (c) distributions of Common Shares or any security convertible into Common Shares to limited partners or stockholders of the undersigned[, or (d) a dividend of Common Shares to shareholders of Nordic American Tankers Limited not to exceed 666,666 Common Shares as described in the Prospectus]1; provided that in the case of any transfer or distribution pursuant to clause (b) or (c), (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Common Shares, shall be required or shall be voluntarily made during the Restricted Period. In addition, the undersigned agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any Common Shares or any security convertible into or exercisable or exchangeable for Common Shares. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Common Shares except in compliance with the foregoing restrictions.

[If the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Common Shares, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.]2

[1]	To be included for Nordic American Tankers Limited.
[2]	To be included for officers and directors of the Company.

EXHIBIT A-2

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an underwriting agreement, the terms of which are subject to negotiation between the Company and the Underwriters. This agreement shall terminate if the Underwriting Agreement is terminated or if the Public Offering has not been completed prior to August 31, 2014.

Very truly yours,

(Name)

(Address)

EXHIBIT A-3

EXHIBIT B

[FORM OF WAIVER OF LOCK-UP]

                    , 2014

[Name and Address of

Officer or Director

Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by Nordic American Offshore Ltd. (the “Company”) of [                    ] common shares, $0.01 par value per share (the “Common Shares”), of the Company and the lock-up letter dated [                    ], 2014 (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated [                    ], 2014, with respect to [                    ] Common Shares (the “Shares”).

Morgan Stanley & Co. LLC, Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC and DNB Markets, Inc. hereby agree to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective [                    ], 2014; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

[Signatures Page Follows]

EXHIBIT B-1

Very truly yours, Morgan Stanley & Co. LLC

By:
Name:
Title:

Credit Suisse Securities (USA) LLC

By:
Name:
Title:

J.P. Morgan Securities LLC

By:
Name:
Title:

DNB Markets, Inc.

By:
Name:
Title:

Acting severally on behalf of themselves and the several Underwriters named in Schedule I of the Underwriting Agreement cc:

Nordic American Offshore Ltd.

c/o Scandic American Shipping Ltd.

Canon’s Court, 22 Victoria Street

Hamilton HM EX, Bermuda

Attention: Herbjørn Hansson

EXHIBIT B-2

FORM OF PRESS RELEASE

Nordic American Offshore Ltd.

[Date]

Nordic American Offshore Ltd. (the “Company”) announced today that Morgan Stanley & Co. LLC, Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC and DNB Markets, Inc., the joint book-running managers in the Company’s recent public sale of [                    ] common shares is [waiving][releasing] a lock-up restriction with respect to [                    ] shares of the Company’s common shares held by [certain officers or directors] [an officer or director] of the Company. The [waiver][release] will take effect on                     , 2014, and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

EXHIBIT B-3